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                                                                    Exhibit 23.1
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 6, 1998, with respect to the consolidated financial statements of Dickens Data Systems, Inc. as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, included in this Form 8-K of Pioneer-Standard Electronics, Inc., into the following previously filed Registration Statements of Pioneer-Standard Electronics, Inc.

-        Registration of 220,000 Common Shares (Form S-3 No. 333-26697)
- Registration of $200,000,000 of Debt Securities and Common Shares (Form S-3 No. 333-07665)
- 1995 Stock Option Plan for Outside Directors of Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-07143)
-        1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc.
         (Forms S-8 No. 33-46008 and 33-53329)
-        1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc.
         (Form S-8 No. 33-18790)



                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 25, 1998